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                                                                   EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1997 appearing in Part II, Item 8. "Financial Statements - Report of Independent Accountants" of SmartTalk TeleServices, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
Century City, California
September 22, 1997

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SmartTalk TeleServices, Inc. of our report dated July 18, 1996 relating to the financial statements of GTI Telecom, Inc., which appears in the Current Report on Form 8-K/A of SmartTalk TeleServices, Inc. dated August 15, 1997.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
Century City, California
September 22, 1997